Exhibit 99.1

DIGIRAD CORPORATION BOARD OF DIRECTORS ADOPTS STRENGTHENED CHARTER AND POLICIES

POWAY, Calif. - March 1, 2012 - Digirad Corporation (NASDAQ: DRAD) today announced it has adopted a series of new corporate governance policies aimed at strengthening the Company’s high standard of corporate governance practice. To that end, the Board of Directors has unanimously adopted a series of changes or recommendations to its current policies and charter in order to minimize board-associated expenses, increase the turnover rates of its committee chairs and members, stimulate personal investment in the Company by Board members and better serve the interests of all shareholders.

Specifically, those resolutions and policy changes include:

●	Director Term Limits – The Board has adopted a term limit policy limiting non-management directors to terms of 10 years or less.
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Committee Rotation Policies – The Board has adopted a Board committee rotation policy pursuant to which the Corporate Governance Committee will consider the Board’s preference for rotating committee chairs and committee members at no longer than five year intervals, including the Chairman of the Board.

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Director Stock Ownership Policy – The Board has adopted a director stock ownership policy that strongly encourages all non-management directors to acquire on the open market (within one year) an amount of Digirad Common Stock equal in value to the annual cash retainer payable to non-management directors, subject to customary restrictions and trading window limitations.  Any non-executive board member that fails to do so will not be re-nominated for election, subject to limited exceptions.

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Board Compensation – The Board has placed a moratorium on the granting of restricted stock units (RSUs) to its members as compensation for serving on the Board.  In addition, all Board members have agreed to postpone the award of any further equity compensation until the Compensation Committee, with the assistance of external advisors, completes a thorough review and analysis of director compensation.

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Strategic Advisory Committee – At the 2012 Annual Meeting, the Board intends to form a new Strategic Advisory Committee with a mandate to review and provide suggestions to the Board related to corporate strategy, capital allocation and related matters.

Digirad Chairman R. King Nelson said, “As a Board, we take the responsibility of protecting shareholder rights and maximizing the value of their investment seriously.  We believe that the changes and policy recommendations that we have put forward enhance our accountability to our shareholders and set a higher standard than is customary.  The Board and the executive management team will collectively continue to make changes as necessary in order to better serve the interests of all the shareholders and to uphold the best of practices in corporate governance.”

Additional Information and Where to Find It

Digirad Corporation (the “Company”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the Company’s 2012 Annual Meeting of Stockholders (the “Annual Meeting”). The Company plans to file a proxy statement (the “2012 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting. Gerhard F. Burbach, Todd P. Clyde, Steven C. Mendell, R. King Nelson, Kenneth E. Olson and John W. Sayward, all of whom are members of the Company’s Board of Directors, and Richard B. Slansky, the Company’s Chief Financial Officer, are participants in the Company’s solicitation. Other than Messrs. Burbach, Clyde and Olson and any others, none of such participants owns in excess of 1% of the Company’s common stock. Mr. Clyde may be deemed to own approximately 2.6% of the Company’s common stock, Mr. Burbach may be deemed to own approximately 1.6% of the Company’s common stock and Mr. Olson may be deemed to own approximately 1.0% of the Company’s common stock. Additional information regarding the interests of such participants will be included in the 2012 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after filing its definitive 2012 Proxy Statement with the SEC, the Company will mail the definitive 2012 Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE 2012 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2012 Proxy Statement and any other documents filed by the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.digirad.com) or by writing to Investor Relations, Digirad Corporation, 13950 Stowe Drive, Poway, CA 92064.

About Digirad

Digirad is a leading provider of diagnostic imaging products, and personnel and equipment leasing services. For more information, please visit www.digirad.com. Digirad® is a registered trademark of Digirad Corporation.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our ability to deliver value to customers, our expanded commitment to protect shareholder rights and our desire to maximize shareholder value. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers’ business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad’s camera systems and services, reliability, recalls, and other risks detailed in Digirad’s filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

Investor Contact: Matt Clawson Allen & Caron 949-474-4300

Company Contact:
Todd Clyde
Chief Executive Officer
858-726-1600